THOMPSON	ATLANTA CINCINNATI COLUMBUS NEW YORK
HINE	BRUSSELS CLEVELAND DAYTON WASHINGTON, D.C.

August 28, 2007

Aviemore Funds

20 Phelps Road

Old Chatham, New York 12136

Re: Aviemore Funds, File Nos. 333-112044 and 811-21489

Gentlemen:

A legal opinion (the "Legal Opinion") that we prepared was filed with Pre-Effective  Amendment No. 1 to the Aviemore Funds Registration Statement (the "Registration Statement").  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 5 to the Registration Statement (the "Amendment").  We also consent to all references to us in the Amendment.

Very truly yours,

                                                                                    /s/Thompson Hine LLP

THOMPSON HINE LLP